May 17, 2000

Mr. Mark Shuman
Securities and Exchange Commission

Washington D.C.  20549

   Re: IFS International, Inc.
       Amendment No. 2 to Registration Statement on Form S-3
       File No. 333-88121
       Filed on February 28, 2000

       Re:IFS International Holdings, Inc. (formerly IFS International, Inc.)

Dear Mr. Shuman:

         Per our conversation, the above registration statement has been amended to reflect the terms of the MDB Capital and Continental Warrants. We have already disclosed that (i) the MDB warrants were acquired in November 1998 and therefore held for more than one year and (ii) that these warrants were issued in conjunction with a separate advisory agreement.

         We have also disclosed that MDB has made a claim against IFS for failure to promptly register the shares and our defense to this claim. We have also otherwise updated the information in the registration statement.

         If you have any questions please contact the undersigned at your earliest convenience.

                                                         Very truly yours,



                                                         Michael D. DiGiovanna

         February 22, 2000

Securities and Exchange Commission
Washington D.C.  20549

         Re:      IFS International, Inc.
                  Amendment No. 1 to Registration Statement on Form S-3 File No. 333-88121
                  Filed on January 13, 2000

Dear Sir/Madam:

         Set forth below are our responses to your letter of January 27, 2000 with respect to the above. The numbers correspond to the numbered comments of your letter.

     1. The Company has marked this amendment to note the changes from the prior filing.

     2. The comment of your letter has become moot as the sale of the shares subject to the exercise of this warrant is now included in the registration statement.

         We wish, however, to provide additional information concerning the relationship of the Company to MDB. MDB Capital paid $30,000 in consideration of the purchase of the warrants in November 1998. The right to purchase the warrants was included in an investment banking agreement dated November 6, 1998 between MDB and the Company. This agreement required MDB to provide advisory services to the Company with respect to acquisition and financial planning, capital structure issues, and the continued refinement of a business plan. Compensation for services involving financing and acquisitions through MDB were subject to separate negotiations. MDB never acted as an underwriter or placement agent or brought any other transaction to the Company.

         If you need any additional information please do not hesitate to contact the undersigned.

                                            Very truly yours,

                                            PARKER DURYEE ROSOFF & HAFT


                                            By:________________________________

      As filed with the Securities and Exchange Commission on May 17, 2000
                               File No. 333-88121


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------


                                   AMENDMENT 3


                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                 --------------

                        IFS INTERNATIONAL HOLDINGS, INC.


             (Exact name of Registrant as specified in its charter)


          Delaware                                          13-3393646
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification Number)


                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                     DAVID L. HODGE, Chief Executive Officer

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                                 (518) 283-7900

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  ------------
                                   Copies to:

                           MICHAEL D. DIGIOVANNA, ESQ.

                           PARKER DURYEE ROSOFF & HAFT

                                529 Fifth Avenue

                          New York, New York 10017-4608

                                 (212) 599-0500

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================== ==================== =================== ======================== ==================

                                                     Proposed Maximum      Proposed Maximum

   Title of Each Class of                             Offering Price      Aggregate Offering         Amount of
 Securities to be Registered      Amount to be         Per Share(1)            Price(1)          Registration Fee
                                   Registered                                                           (2)
------------------------------ -------------------- ------------------- ------------------------ ------------------

common stock, par value
$.001 per share                     1,583,716             $2.12               $3,357,478              $934.00

Total Registration Fee                                                                                $934.00
============================== ==================== =================== ======================== ==================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the low bid and high asked prices of the common stock on The Nasdaq SmallCap Market on September 27, 1999.

(2)      Paid at time of original filing, September 30, 1999.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                1,583,716 SHARES

                        IFS INTERNATIONAL HOLDINGS, INC.

                                  common stock

                                 --------------


     Stockholders of IFS International Holdings, Inc., named under the caption "Selling Stockholders" may offer and sell up to 1,583,716 shares of our common stock.

     Investing in our common stock is risky. See "Risk Factors" on page 5.


     Our common stock is traded on the Nasdaq SmallCap Market under the symbol "IFSH". The closing bid price of our common stock on May 12, 2000 was $5.25.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this Prospectus is May 17, 2000

                                TABLE OF CONTENTS

                                                                            Page

INTRODUCTION..................................................................2


RECENT DEVELOPMENTS...........................................................3


WHERE YOU CAN FIND MORE INFORMATION...........................................6


RISK FACTORS..................................................................7


FORWARD-LOOKING STATEMENTS....................................................11


USE OF PROCEEDS...............................................................12


SELLING STOCKHOLDERS..........................................................12


PLAN OF DISTRIBUTION..........................................................15


DESCRIPTION OF SECURITIES.....................................................17


LEGAL MATTERS.................................................................20


EXPERTS.......................................................................20

                                  INTRODUCTION

General

We are a Delaware corporation, engaged in the business of developing, marketing and supporting software products for electronic funds transfer and retail banking markets. These markets are served through our two wholly-owned subsidiaries, IFS International, Inc., a New York corporation and Network Controls International, Inc., a North Carolina corporation.

Our IFS subsidiary derives revenues principally from the licensing of its family of software products.

Our IFS' subsidiary's family of software products, marketed under the name TPII, serves as a UNIX-based manager for electronic funds transfer systems. An electronic funds transfer system of a bank or other financial institution permits the processing of transactions involving credit cards and debit cards e.g., ATM cards. TPII software products are compatible with a significant portion of the industry standard computer platforms, are designed to operate with computers utilizing the UNIX operating system, are written in C programming language and incorporate Oracle relational database technology and object oriented design concepts. TPII software is offered in separate modules which perform different functions.

The TPII software products are typically installed at the financial institution's main processing facility. TPII software products have been primarily installed in electronic funds transfer systems of banks and other financial institutions located in emerging countries and former Eastern Bloc nations.

TPII software is also capable of managing electronic funds transfer systems that involve the "loading" of value on smart cards. A smart card is a plastic card with an electronic chip that acts as a small computer which can enable the holder to "load" a fixed amount of purchasing power or cash equivalent on the card as authorized. Our IFS subsidiary has developed software for Visa International Service Association. Since the first calendar quarter of 1997, our IFS subsidiary completed, on behalf of Visa, several pilot programs and subsequently entered into several license and maintenance agreements for these sites.

Our NCI subsidiary provides bank teller/platform and networking solutions to large financial institutions and major suppliers of branch automation equipment. NCI is currently developing a new product line, NCI Business Centre a. NCI Business Centre a will be a server-centric and enterprise-wide retail banking solution which will automate delivery channels, such as teller, platform, internet banking, call center and kiosks. NCI Business Centre a will use Windows NT, browsers and TCP/IP protocol technologies for delivery of functionality over Intranet and Internet networks. NCI is headquartered in Charlotte, North Carolina and has overseas subsidiaries and branch offices marketing its products and services internationally.

We provide our customers with maintenance services for its software products for a separate fee. The Company also offers other support services, such as additional training of customer personnel, project management and consulting, for additional consideration.

We were incorporated in Delaware in September 1986 under the name Wellsway Ventures, Inc. ("WWV"). WWV subsequently changed its name to IFS International, Inc., and has again recently changed its name to IFS International Holdings, Inc. The Company's principal offices are located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York 12180 and its telephone number is (518) 283-7900.

                               RECENT DEVELOPMENTS


We have extended our current market access program marketing agreement with Continental Capital and Equity Corporation for one more year. We have issued an option to purchase 200,000 shares of our common stock in 50,000 share blocks at the following per share prices; $8.50, $10.00, $12.50, and $15.00. We have also agreed to issue Continental Capital an option on the one year anniversary date of the execution of the contract to purchase 200,000 shares in 50,000 share blocks. The exercise prices are as follows; 125% over the closing bid on the one year anniversary date of the execution of the contract, 150% over the closing bid on the one year anniversary date of the execution of the contract, 175% over the closing bid on the one year anniversary date of the execution of the contract, and 200% over the closing bid on the one year anniversary date of the execution of the contract.

MDB Capital has claimed that it has been damaged by our failure to timely file a registration statement covering the shares underlying their warrant to purchase 200,000 of our common shares. They have claimed damages in the amount of $2,200,000 based on the highest price of our common stock subsequent to the time MDB believes a registration statement would have been effective. We believe that the registration statement has been delayed because of legal issues relative to MDB. In addition, we may assert claims against MDB for their failure to perform under the advisory agreement entered into contemporaneously and as partial consideration for the warrant issued.

We have also received a claim on behalf of purchasers which acquired their shares in a private placement in July 1999. The claim alleged these persons are entitled to liquidated damages in the amount of $175,000 because of alleged delays in completing registration of their securities. We believe the claim is without merit as the delay in registering the underlying common shares was caused by unresolved questions concerning these securityholders and their inability to timely provide accurate information to us in connection with the registration statement.

We have entered into an agreement with a corporation controlled by Mr. Frank Pascuito. This corporation will receive a non-exclusive license from us to utilize our technology in connection with the operation of a regional internet processing center for financial institutions. The agreement provides for the issuance to us of 30% of the stock of this corporation upon the initial capitalization of the entity. We have permitted this entity to utilize our premises and will and have advanced amounts to this entity. The entity is required to repay us from operations for these advances and for the use of our premises. Mr. Pascuito has agreed to terminate his employment agreement with us. We have entered into this transaction because we have determined that this business is not one we desire to enter into at this time and, even if we did, we do not have the required funds to commence operations.

We have entered into an agreement with the Shaar Fund. Pursuant to this agreement, the Shaar Fund purchased 200,000 shares of our newly created Series B Preferred Stock, and warrants to purchase 200,000 shares of our common stock at an exercise price of $5.44 per share. We received gross proceeds of $2,000,000 in connection with this purchase. The preferred stock is convertible into shares of our common stock at the greater of $5.44 or 90% of market through March 23, 2000 and 82% of market thereafter. The Preferred Stock is automatically converted into shares of common stock on March 24, 2003. The purchase agreement with the Shaar Fund requires us to offer a right of first refusal for shares issued at prices below market price. We are also obligated to register the shares issuable upon conversion of the preferred stock and the shares issuable upon the exercise of the warrants.

On January 31, 2000 and March 9, 2000, second and third amendments respectively were made to the employment agreements for David Hodge and Simon Theobald. The second amendment provides for compensation to the executive, irrespective of whether or not the executives employment is terminated, if there is a (i) change of control; or (ii) transfer or sale of all or substantially all of the assets of IFS, or (iii) transfer or sale of beneficial ownership of more than fifty percent (50%) or more of the total combined voting power of our then outstanding voting securities. We shall pay to Mr. Hodge an amount equal to 3% of the first $10,000,000 in value received (including cash, securities, debt or any other form of property) in connection with such change of control, or transfer or sale, 6% of the next $10,000,000 in value received in connection with such change of control, transfer or sale and 7% of any value received in excess of $20,000,000. We shall pay to Mr. Theobald an amount equal to 2% of the first $10,000,000 in value received (including cash, securities, debt or any other from of property) in connection with such change of control, or transfer or sale, 4% of the next $10,000,000 in value received in connection with such change of control, transfer or sale and 6% of any value received in excess of $20,000,000. The third amendment to each agreement compensates the executives in the form of stock appreciation rights. We shall grant to Mr. Hodge and Mr. Theobald, stock appreciation rights based on 100,000 and 50,000 shares of our common stock, respectively, in the year 2000 and on each anniversary date of the execution of the amendment.

On January 31, 2000 and March 9, 2000, first and second amendments respectively were made to the agreement for services for John Singleton. The first amendment to the agreement for services addresses compensation to the executive on a percentage basis upon the sale or change of control of IFS. We shall pay to Mr. Singleton an amount equal to 2% of the first $10,000,000 in value received (including cash, securities, debt or any other form of property) in connection with such change of control, or transfer or sale, 4% of the next $10,000,000 in value received in connection with such change of control, transfer or sale and 6% of any value received in excess of $20,000,000. The second amendment to the agreement for services compensates the executive in the form of stock appreciation rights. We shall grant to Mr. Singleton, stock appreciation rights based on 50,000 shares of our common stock in the year 2000 and on each anniversary date of the execution of the amendment.

On January 25, 2000 we entered into an advisory agreement with Commonwealth Associates, L.P. The agreement calls for Commonwealth Associates, L.P. to perform certain strategic advisory services related to corporate finance and other financial service matters. The term of the agreement is for four months commencing on January 25, 2000 renewable at the mutual discretion of us and Commonwealth Associates, L.P. Commonwealth Associates, L.P. received $10,000 as an advance against expenses and will receive a monthly retainer. There are provisions in the advisory agreement in which Commonwealth Associates, L.P. will receive additional compensation in the event of any financing obtained by us through Commonwealth. Commonwealth Associates, L.P. also received warrants to purchase 850,000 shares of our common stock.

On December 6th 1999, we entered into a Stock Purchase Agreement to acquire all of the outstanding shares of Global Insight Group LTD and its three operating subsidiaries. The consideration is payable entirely in shares of the Company's common stock. We only issued three shares at closing but are obligated to issue additional shares based on future financial performance of the acquired company. There are two components to this additional consideration. Initially, the sellers will receive shares of our common stock having a market value equal to four times net earnings of the acquired company as set forth in the agreement.

In addition, for each of the years 2000 through 2002 the sellers will receive shares of our common stock having a market value equal to fifty (50%) of the earnings for each year or (thirty (30%) percent if the seller receives stock having a value of $1,200,000).

Our board of directors recently authorized the payment of bonuses to certain of its officers and directors if we successfully complete a financing. Pursuant to this authorization we would pay a total of 8% of the gross proceeds for a financing up to $10,000,000, 15.5% for a financing between $10,000,001 and $20,000,000 and 21% for financing above $20,000,000. Mr. David Hodge, Mr. Simon Theobald and Mr. John Singleton, IFS International Holdings CEO, IFS
International CEO and the chairman of the board would receive the following percentages, respectively; a) of the 8%, 3%, 2% and 2%; b) of the 15.5%, 6%, 4% and 4%; and c) of the 21%, 7%, 6% and 6%.


In October, 1999 we issued 1,051,716 shares of our common stock to Per Olof Ezelius, one of our directors and president of our NCI subsidiary. The shares were issued as additional contingent consideration pursuant to the terms of the plan and merger agreement dated January 30, 1998. Mr. Ezelius may receive additional contingent shares in future years based on the financial performance of NCI through fiscal year 2001 pursuant to the plan and merger agreement.

                       WHERE YOU CAN FIND MORE INFORMATION

IFS has filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. In addition, the IFS files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents filed by IFS at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. IFS' Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's Internet site at "http//www.sec.gov." In addition, reports, proxy statements and other information concerning IFS may be inspected at the offices of the Nasdaq SmallCap Market, 1735 K Street, N.W., Washington, D.C. 20549, on which the common stock is quoted.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of IFS, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Later information filed with the Securities and Exchange Commission will update and supersede this information.

IFS incorporates by reference the documents listed below and any future filing made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

              Annual Report on Form 10-KSB for fiscal year 1999 and
           Amendment thereto on Form 10-KSB/A dated February 25, 2000.
        Quarterly Report on Form 10-QSB for quarter ended July 31, 1999.
      Quarterly Report on Form 10-QSB for quarter ended October 31, 1999.
       Quarterly Report on Form 10-QSB for quarter ended January 31, 2000.

         You may request a copy of these filings, at no cost, by contacting the Company at:

                        IFS International Holdings, Inc.

                           Rensselaer Technology Park

                                 300 Jordan Road

                              Troy, New York 12180

                             Attn.: Carmen Pascuito

                              Tel. No. 518-283-7900

                                  RISK FACTORS

Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus.

We have incurred operating losses and may incur losses in the future.


We incurred a net loss of $703,907 and had a net income of $270,688 for our fiscal year ended April 30, 1999 and our nine months ended January 31, 2000, respectively. As of January 31, 2000, we had an accumulated deficit of $4,312,995. There can be no assurance as to our future profitability.


We are dependent on revenues from foreign sources and are subject to the risks of doing business abroad.


We derived approximately 73% and 85% of total revenues for the nine month periods ended January 31, 1999 and 2000, respectively, from the licensing of software products to customers outside the United States. Foreign revenues generally are subject to certain risks, including collection of accounts receivable, compliance with foreign regulatory requirements, variability of foreign economic conditions and changing restrictions imposed by United States export laws. To date, all foreign customers have paid us in United States currency, but if future customers pay in foreign currencies, we would be subject to fluctuations in exchange rates. There can be no assurance that we will be able to continue to manage the risks related to selling our services in foreign markets.


We are dependent on the electronic funds transfer and the bank automation markets.

Our IFS subsidiary derives its revenues from sales for the electronic funds market. Therefore, we are susceptible to adverse events in that market. For example, a decrease in the number of electronic funds transfer transactions by the general public or in spending by financial institutions for software for electronic funds transfer and bank automation and related services could result in a smaller overall market for electronic funds transfer software. These factors, as well as others negatively affecting the electronic funds transfer market, could have a material adverse effect on our financial condition and results of operations.

We may be unable to grow and maintain our revenues if we have a need for additional financing in the future, and are not able to obtain required funds.

We believe that anticipated cash flow from operations, recently received proceeds from our sale of preferred shares and the $600,000 line of credit available to us will be sufficient to finance our operating working capital requirements for the foreseeable future. Our estimate is based upon our ability to obtain revenues from licensing agreements through our operating subsidiaries, as currently projected. We may need additional financing if these revenues are not received. Moreover, a portion of TPII software contracts are not paid until acceptance by the customer. As a result, we are required to fund a portion of the costs of these installations from available capital. Any substantial increase in the number of installations or delay in payment could create a need for additional financing. Moreover, we may need additional financing if we underestimate any new development projects or new business. In these events, there can be no assurance that additional financing will be available on terms acceptable to us or at all.

Our common stock price may decline and shareholder's percentage interest may be reduced as a result of the conversion of our outstanding convertible notes and series B preferred stock.

We have convertible notes outstanding with a principal amount of $1,075,000 and have recently issued 200,000 shares of convertible preferred stock. The conversion of the notes and preferred stock into common stock may result in substantial dilution and a reduction in the market price of our common stock. The notes may be converted into shares of common stock at a price equal to the lesser of (1) $3.00 per share or (2) 90% of market price as determined in the agreement. The preferred shares may be converted into shares of common stock at the lower of $5.44 per share or 90% of market value (82% after March 23, 2001). Because the number of shares issued under the note and the preferred stock is dependent upon our market price, the lower the market price, the greater the number of shares may be issued. The conversion of a significant number of convertible notes or preferred shares may depress the price of our common stock. This in turn would result in a lower conversion price and a greater number of shares issued upon a subsequent conversion leading to possible further price declines and the issuance of a significant number of shares of common stock. We have set forth the number of our shares of common stock issuable upon conversion at market prices of $5.31 on May 12, 2000 in separate tables for each of the notes and preferred stock and at lower market prices, assuming in each case, all of the securities are exercised:

                                          Number of Shares issuable
  Market Price                      upon conversion of notes
  $5.31 (current)                            358,333 *
  $3.98 (25% decline)                        358,333 *
  $1.33 (75% decline)                        899,770

* Calculation based on a minimum of $3.00 per share.


                         Number of Shares          Number of Shares
                          issuable Upon              issuable Upon
                      conversion of preferred    conversion of preferred
   Market Price       stock through 3/23/2001     stock after 3/23/2001
  $ 5.31 (current)           418,498                     459,327
  $ 3.98 (25% decline)       557,997                     612,436
  $ 1.33 (75% decline)     1,673,990                   1,837,307

The market price of our common stock could decline as a result of the issuance of common shares pursuant to warrants, options, and other rights.

As of this date, including our public warrants there were options and warrants outstanding to purchase an aggregate of 6,711,623 shares of common stock, including debentures and other rights to acquire shares of our common stock with exercise prices ranging from $1.00 to $15.00 per share. This does not include the obligation to issue shares of our common stock pursuant to convertible promissory notes and convertible preferred stock as described in the preceding risk factors. IFS issued the convertible promissory notes in the amount of $1,075,000 which are convertible into 358,333 shares of common stock, subject to adjustment based on current market prices. We also issued preferred stock with a stated value of $2,000,000 which is convertible into 418,498 shares of our common stock, subject to adjustment based on current market prices. In addition, we may be obligated to issue a substantial number of shares based on the financial performance of NCI through fiscal year 2001 and Global Insight Group through fiscal year 2002 as shares pursuant to existing merger agreements. The issuance of all these shares could have an adverse impact upon the market price of our common stock.

Our revenues may decline if we do not expand our customer base.


We receive additional revenues from existing customers as a result of providing ongoing maintenance services in support of licensed software. We may also receive additional revenues for enhancements of the software products. We generally will not receive significant license revenues in a subsequent period from these customers. Although we usually generate significant repeat business from our customers, we will still be required to continually attract new customers in order to increase revenues in the future. As a result, we will incur higher marketing expenses generally associated with attracting new customers as compared to marketing expenses associated with attracting additional business from existing customers. Moreover, our inability to generate additional business upon completion of existing contracts would also have a material adverse effect on our financial condition and results of operations.


Our common stock price may fluctuate because we may experience significant fluctuation in quarterly revenues and operating results.

Quarterly revenues and operating results have fluctuated and will continue to fluctuate as a result of a variety of factors. Our IFS subsidiary may experience long delays (i.e., between three to twelve months) before a customer executes a software licensing agreement. These delays are primarily due to extended periods of software evaluation, contract review and the selection of the computer system. In addition, following execution of the agreement, the preparation of functional specifications, customization and installation of software products and the training by our subsidiary of the financial institution's personnel in the use of the software products take an average of six to twelve months. Accordingly, our revenues may fluctuate dramatically from one quarter to another, making quarterly comparisons extremely difficult and not necessarily indicative of any trend or pattern for the year as a whole. Additional factors effecting quarterly results include the timing of revenue recognition of advance payments of license fees, the timing of the hiring or loss of personnel, capital expenditures, operating expenses and other costs relating to the expansion of operations, general economic conditions and acceptance and use of electronic funds transfer.


We may not be able to compete against our competitors, many of whom have greater resources.

The development and marketing of software for financial institutions is highly competitive. Many of our competitors have greater financial resources than we do. In addition, many of the larger financial institutions have developed their own systems internally. However, we believe our current products will continue to be competitive based on cost and technology. TPII software products face strong competition from proprietary (legacy) and UNIX-based software. In the smart card market, other financial institutions and companies including certain institutions and companies which have greater resources than us, have developed and are developing their own smart card technology. We are unable to predict which technology, if any, will become the industry standard.

NCI has limited direct competition with most of its legacy products as we are unaware of any equivalent products offered by competitors. There are several competitors for NCI's other products. The NCI Business Centre a product competes with major branch automation solution providers.


If the technology of the financial industry changes, our products may become obsolete.


The market for software in general is characterized by rapid changes in computer and software technology and is highly competitive with respect to the need for timely product innovation and new product introductions. If, for example, the UNIX operating system were no longer a significant operating system, we would be adversely affected if we could not adapt TPII software products to whatever operating system becomes dominant. We believe that our future success, of which there can be no assurance, depends upon its success in enhancing the performance of its current TPII software products, such as the ability for TPII to handle higher volumes of card transactions and the adaptation of its software products to smart card technology, and developing new software products that address the increasingly complex needs of customers.

Our revenues may decline if our proprietary rights do not prevent others from using our technology.

We rely on a combination of trade secret and copyright laws, non-disclosure and other contractual and technical measures to protect our proprietary rights in our software products. There can be no assurance that these provisions will be adequate to protect such proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. If our proprietary rights do not prevent others from using our technology, then we may face additional competition, and our revenues may decline. Although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against us.


                           FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus and in the information incorporated by reference contains forward-looking statements within the meaning of the federal securities laws. These statements include, among others, the following:


     o    Those pertaining to the implementation of our growth strategy;
     o    Our projected capital expenditures.

These statements may be found in this prospectus and in the information incorporated by reference under "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" of our Securities and Exchange Commission File. Forward-looking statements typically are identified by use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. You should be aware that our actual results could differ materially from those contained in forward-looking statements due to a number of factors including:


     o    general economic conditions;
     o    competitive market influences;
     o the development of the capacity to accommodate additional and larger contracts;
     o    establishing  the  ability  of  TPII  software   products  to  process
          transactions for larger electronic funds transfer systems;
     o continued acceptance of our software products by a significant number of new customers;
     o    our continued relationship with computer manufacturers; and
     o acceptance of NCI Business Centre a by a significant number of new customers.

You should also consider carefully the statements under "Risk Factors" and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

                                 USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares hereby. Any proceeds received upon exercise of warrants will be utilized as working capital.

                              SELLING STOCKHOLDERS

Of the shares offered hereby by the selling stockholder, 1,083,716 shares are presently issued and outstanding and the balance, or 500,000 shares, may be issued pursuant to outstanding warrants.


One of the selling stockholders, Per Olof Ezelius, has acquired his 1,051,716 shares pursuant to a Plan and Merger Agreement entered into in January, 1998. Mr. Ezelius was the principal shareholder of Network Controls Holdings Inc. which owned all the shares of Networks Controls Inc. a subsidiary of Holdings. The Company merged with Holdings in January 1998. Pursuant to the terms of the merger, Mr. Ezelius is to receive additional consideration if the pre-tax income of Network Controls exceeds specified levels in each of fiscal years 1999, 2000, and 2001 and if cumulative pre-tax income is equal or greater than a specified amount. The contingent consideration is payable in shares of our common stock at the greater of market value or $4.00. Mr. Ezelius received 1,051,716 shares as contingent consideration in 1999. All shares of Mr. Per Olof Ezelius offered were issued for performance of this subsidiary in fiscal 1999. Mr. Ezelius is one of our directors and also the president and chief executive officer of NCI, a subsidiary of IFS.


Pollet Law acquired 32,000 shares of our common stock offered as payment for professional services rendered.


The shares offered by MDB Capital LLC ("MDB") are subject to warrants to purchase 300,000 shares sold to MDB in November, 1998 for $30,000. The right to purchase the Warrants was included in an Investment Banking Agreement dated November 6, 1998 between us and MDB. The Agreement required MDB, a broker-dealer, to provide a wide array of advisory services including acquisition, financing and strategic planning. Separate fees were to be negotiated to MDB in the event it completed a financing or obtained an acquisition. No financing or other transaction was completed by MDB for us. The warrants issued to MDB are exercisable through November 5, 2003 at a fixed exercise price of $2.50 per share. The exercise price may be subject to adjustment in certain circumstances if our stock is split, or we reorganize, merge or {if we issue shares at a price below the exercise price of these warrants}. Continental Capital and Equity Corporation has acquired 200,000 warrants pursuant to an agreement as partial consideration for investment relations services (see exhibit 4.15). Continental Capital is in the business of providing investment relations services and financial public relations. They also assist companies in composing and issuing press releases. The warrants are issued pursuant to an exemption from Section 4(2) of the act. The shares subject to these warrants are included in this registration statement. The warrants issued to Continental are exercisable over a one year period beginning on the effective date of this registration statement at various exercise prices as follows; $3.50 per share for 35,000 shares, $4.50 for 45,000 shares, $5.50 for 55,000 shares and $6.50 for 65,000 shares.

In a renewal agreement with Continental Capital, we have issued an option to purchase an additional 200,000 shares at the following exercise prices; $8.50 per share for 50,000 shares, $10.00 per share for 50,000 shares, $12.50 per share for 50,000 shares and $15.00 per share for 50,000 shares. We have also agreed to issue an option to purchase 200,000 shares of our common stock on May 3, 2001, the one year anniversary date of the execution of the agreement. That lot of 200,000 shares will be exercisable at the following exercise prices; 125% over closing bid on the one year anniversary date for 50,000 shares, 150% over closing bid on the one year anniversary date for 50,000 shares, 175% over closing bid on the one year anniversary date for 50,000 shares, and 200% over closing bid on the one year anniversary date for 50,000 shares, The following table contains information concerning the beneficial ownership of our common stock by the selling stockholders as adjusted for sales by each selling stockholder.


                                            Before the Offering                         After the Offering

---------------------------------------------- -------------- --------------- ------------- -------------- --------------
                 Identity of                      Shares        Percent of                     Shares       Percent of
            Stockholder or Group               Beneficially       Shares      Shares        Beneficially      Shares
                                                   Owned       Outstanding    Offered           Owned       Outstanding
---------------------------------------------- -------------- --------------- ------------- -------------- --------------
Pollet Law                                        32,000            1%        32,000            None            -0-

Continental Capital & Equity Corporation          400,000           9%        200,000           None          200,000

MDB Captial                                       300,000           7%        300,000           None            -0-

Per Olof Ezelius                                 1,084,241         21%        1,051,716        32,525           1%


The above assumes all of the shares being offered will be sold. Because the selling stockholders may sell all, some or none of the shares that it holds, the actual number of shares that will be sold by the selling stockholders upon or prior to termination of this offering may vary. The selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares since the date on which they provided the information regarding their common stock in transactions exempt from the registration requirements of the Securities Act. Additional information concerning the selling stockholders may be set forth from time to time in prospectus supplements to this prospectus.


The above does not include 10,478 shares of common stock which are not exercisable within 60 days of the date of this registration statement. Mr. Ezelius may receive additional contingent shares in future years based on the financial performance of NCI through fiscal year 2001 pursuant to the plan and merger agreement.

                              PLAN OF DISTRIBUTION

Sale of the shares may be made from time to time by the selling stockholders, or subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. These sales may be made:

     o    on the over-the-counter market
     o    on foreign securities exchange
     o    in privately negotiated transactions or otherwise
     o    in a combination of transactions at prices and terms then prevailing
     o    at prices related to the then current market price
     o    at privately negotiated prices

In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the shares may be sold in one or more of the following types of transactions.

     o A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
     o an exchange distribution in accordance with the rules of such exchange;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o face to face transactions between sellers and purchasers without a broker dealer. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

In connection with such transactions, broker-dealers may engage in short sales of the shares registered hereunder in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and deliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell pursuant to this prospectus. The selling stockholders may also pledge the shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged shares pursuant to this prospectus.

Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholders in amounts to be negotiated in connection with the sale. These brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

Information as to whether underwriters who may be selected by the selling stockholders, or any other broker-dealer, is acting as principal or agent for the selling stockholders, the compensation to be received by underwriters who may be selected by the selling stockholders, or any broker-dealer, acting as principal or agent for the selling stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this prospectus, including a prospectus supplement, if any, to any person who purchasers any of the Shares from or through such dealer or broker.

Each of the selling shareholders has executed an agreement pursuant to which they confirm the method of distribution set forth herein, agree not to sell the shares if the registration statement is not current.

We have advised the selling stockholders that if at any time, they are engaged in a distribution of the shares they are required to comply with Regulation M promulgated under the Exchange Act. The selling shareholders have acknowledged such advice by separate agreement and agree therein to comply with such regulation. In general, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods". Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

                            DESCRIPTION OF SECURITIES


The following descriptions of our securities are qualified in all respects by reference to our certificate of incorporation and by-laws. Our Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.

Common Stock


As of the date hereof, there were 4,039,985 shares of our common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferential rights with respect to future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal, non-cumulative voting rights, and have no preference, exchange, preemptive or redemption rights.


Preferred Stock


We have authority to issue 25,000,000 shares of preferred stock. All outstanding shares of the preferred stock automatically converted to common stock on April 1, 1999. Our board of directors may issue the authorized preferred stock in one or more series and to fix the number of shares of each series of preferred stock. The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by the board of directors without any further vote or action by our stockholders.

The Company has recently authorized and issued 200,000 shares of its newly created Series B Preferred Stock having the terms set forth below;

     o Liquidation Preferences. Upon liquidation the Series B Stock has a preference of $11.50 per share plus the amount of accrued and unpaid dividends before any distributions to holders of junior securities. At the election of the holders of Series B stock certain changes relating to us may be deemed to be a liquidation for the purposes of Series B stock entitling the holder to receive an amounts equal to the liquidator preference. These changes include a merger in which we are not the survivor or a transaction in which 50% of the voting power of IFS is disposed of.

     o Dividend. Each holder is entitled to receive a $.50 per annum dividend payable in quarterly installments as declared by the board of directors out of funds legally available thereof. We may issue shares unit market value in lieu of a cash.

     o Conversion. Each share of Series B Stock is convertible at the lower of 90% of current market price (82% after March 23, 2001) or $5.44 per shares. If the Company's shares are not listed on NASDAQ then the shares are convertible at the lower of $5.44 or 65% of current market.

     o Redemption. Provided our market price is $7.00 or greater we may redeem the Series B stock at $6.00 per share until December 24, 2000 and thereafter at $6.25 per share plus accrued dividend.

     o Voting rights. The holder of the Series B stock have no rights except as otherwise provided by Delaware law or with respect to any matter which may adversely effect the rights of holder Series B stock.

     o Additional Rights. We may not issue any shares junior the Series B stock.


Public Warrants

         The following description of the warrants is qualified by reference to the warrant agreement, dated February 21, 1997, between IFS, American Stock Transfer & Trust Company and Duke & Company, a prior underwriter, copy of this agreement is filed as an exhibit to this registration statement of which this prospectus is a part.

         Each warrant originally entitled the registered holder to purchase one (1.0) share of preferred stock at a price of $6.25, subject to adjustment as set forth below, for a period of three years ending on February 20, 2002. As a result of provisions in the warrant agreement, each warrant now entitles the registered holder to purchase one and thirty three hundredths (1.33) shares of common stock at a price of $6.25 per warrant (or $4.71 per share).

         The warrants are redeemable by IFS, with the prior consent of Duke, at a price of $.10 per warrant, provided that the last sale price of the common stock, for a period of 20 consecutive days trading of the common stock ending not more than three days prior to the date of any redemption notice equals or exceeds at least $8.00 per share, subject to adjustment. The warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. Any notice of redemption will be mailed between thirty (30) days, and forty-five (45) days prior to the redemption date. Since Duke is no longer in business, we have taken the position that the consent of Duke is no longer required.

         The exercise price of the warrants and the number of shares of common stock or other securities and property issuable upon exercise of the warrants are subject to adjustment in certain circumstances, including stock dividends on, or a stock split, subdivision, combination or recapitalization of the common stock, and will also be subject to adjustment upon the sale or issuance of common stock or securities convertible into or exchangeable for common stock at less than $6.25 per 1.33 shares (or $4.71 per share), except in certain circumstances.

         The warrants do not confer upon the holder any voting or any other rights of a stockholder of IFS.

         Warrants may be exercised upon surrender of the warrant certificate evidencing those warrants on or prior to the expiration date (or earlier redemption date) of the warrants at the offices of the transfer agent with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the transfer agent) for the number of warrants being exercised.

         No warrant will be exercisable or redeemable unless a the time of exercise the prospectus covering the shares of common stock issuable upon exercise  of the  warrant  is  current  and the  issuance  of  shares  has  been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the warrant. We have undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of common stock upon the exercise of the warrants until the expiration of the warrants, subject to the terms of the warrant agreement. While it is our intention to maintain a current prospectus, there is no assurance that it will be able to do so. See "Risk Factors" - Need for Current Prospectus; Non-Registration in Certain Jurisdictions of Shares Underlying IPO Warrants".

         We had agreed, in connection with the exercise of the warrants pursuant to solicitation by Duke, to pay to Duke a fee of five (5%) percent of the exercise price for each warrant exercised in certain circumstances. Since Duke is no longer conducting business, we do not believe this provision is enforceable.

         No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him or her, we will pay to that warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Delaware Law and Certain Charter Provisions

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a wide range of specified transactions with any interested stockholder. An interested stockholder is defined to include, among others, any person or entity who in the previous three years obtained 15% or more of any class or series of stock entitled to vote in the election of directors. These rules do not apply if the transaction in which the stockholder became an interested stockholder receives prior approval by the Board of Directors or the holders of two-thirds of the outstanding shares of each class or series not owned by the interested stockholder. Our Certificate of Incorporation and By-laws contain certain additional provisions which may have the effect of delaying or preventing a change in control of the Company. Such provisions include blank check preferred stock (the terms of which may be fixed by the Board of Directors without stockholder approval). Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock, other than the preferred stock, with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.


Transfer and Warrant Agent


The  transfer  agent of our  common  stock is  American  Stock  Transfer & Trust
Company.

                                  LEGAL MATTERS

Certain legal matters in connection with the securities offered will be passed upon for the Company by Parker Duryee Rosoff & Haft, New York, New York 10017.

                                     EXPERTS

         Our consolidated financial statements, as of April 30, 1999, and for each of the two years then ended have been incorporated by reference in this document in reliance upon the report of Urbach Kahn & Werlin PC, independent auditors, incorporated by reference in this document, given on the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the Company's estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:


SEC Registration Fee                                               $934.00*
Printing expenses                                                 3,500.00 **
Legal fees and expenses                                           5,000.00 **
Accounting fees and expenses                                      1,000.00 **
Miscellaneous expenses                                              500.00 **
                                                              ------------------

TOTAL                                                           $10,934.00
                                                              ==================
------------
* Paid at time of original filing, September 30, 1999.
** Estimated


Item 15. Indemnification of Directors and Officers.

         Article NINTH of the Certificate of Incorporation of IFS International Holdings, Inc. ("Registrant") provides that no director shall have any personal liability to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to Registrant or its stockholders, (2) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit. Article TENTH of the Certificate of Incorporation of Registrant provides that Registrant shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, any and all persons whom it shall have power to indemnify under such section.


Item 16. Exhibits and Financial Statement Schedules.

         See Exhibit Index

Item 17. Undertakings.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to Item 15 of Part II of the Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Troy, State of New York, on May 17, 2000.


                                    IFS INTERNATIONAL HOLDINGS, INC.

                                    By: _/s/_David L. Hodge________________

                                    David L. Hodge

                                    President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank A. Pascuito and David L. Hodge, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature               Title                                   Date

/s/ David L. Hodge      President and Chief Executive Officer,
--------------------    Director (Principal Executive Officer)  May 17, 2000
David L. Hodge


/s/ John P. Singleton   Chairman of the Board, Director         May 17, 2000
---------------------
John P. Singleton



/s/ Frank A. Pascuito   Director                                May 17, 2000
---------------------
Frank A Pascuito



/s/ Simon J. Theobald   Director                                May 17, 2000
---------------------
Simon J. Theobald


/s/ Carmen A. Pascuito  CFO, Secretary and Controller           May 17, 2000
----------------------
Carmen A. Pascuito


Per Olof Ezelius        Director                                May 17, 2000
----------------------
Per Olof Ezelius



/s/ C. Rex Welton       Director                                May 17, 2000
----------------------
C. Rex Welton


/s/ DuWayne J. Peterson Director                                May 17, 2000
-----------------------
DuWayne J. Peterson

                  EXHIBIT INDEX

Exhibit No.                                 Description of Exhibit

     3.1  Certificate of Incorporation and amendments thereto of the Company (1)
          (8)

     3.2  By-laws, as amended, of the Company (1)

     4.1  Certificate of Designation of the Series A Convertible preferred stock
          (2)

     4.1b Certificate of Amendment of Certificate of Designation of the Series A
          Convertible preferred stock (5)

     4.3  Form of certificate evidencing Warrants (1)

     4.4  Form of certificate evidencing shares of common stock (1)

     4.5  Warrant Agreement between the Company and the Underwriter (2)

     4.6 Form of Warrant Agreement between the Company and American Stock Transfer and Trust Company, as Warrant agent (1)

     4.7  Debenture  Investment  Agreement,  dated  July 6,  1989,  between  the
          Company and New York State Science and Technology Foundation, and amendments thereto (1)

     4.8 Loan Agreement, dated January 11, 1989, between the Company and North Greenbush Industrial Development Agency and amendments thereto (1)

     4.9 Warrant Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

     4.10 Investment Banking Agreement, dated November 6, 1998, between the Company and MDB Capital Group LLC. (7)

     4.11 Form of Convertible Promissory Note Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

     4.12 Form of Warrant Agreements, dated July 6, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., Headwaters Capital, and Colbrooke Capital. (7)

     4.13 Registration Rights Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (7)

     4.14 Note And Warrant Purchase Agreement, dated July 2, 1999, between the Company and Gilston Corporation, Ltd., Manchester Asset Management, Ltd., and Headwaters Capital. (7)

     4.15 Market Access Program Marketing Agreement, dated as of April 29, 1999, between the Company and Continental Capital & Equity Corporation. (7)

     5.1  Opinion of Parker Duryee Rosoff & Haft A Professional Corporation (9)

     10.1 * 1998 Stock Plan (5)

     10.2 * 1996 Stock Option Plan (1)

     10.3 * 1988 Stock Option Plan (1)

     10.4 Lease Agreement, dated October 1, 1986 between the Company and Rensselaer Polytechnic Institute and amendments thereto (the "Lease Agreement") (1)

     10.5 Addendum A to the Lease Agreement, dated January 7, 1997. (1)

     10.6 Digital Prime Contracting Agreement, dated June 6, 1994, between the Company and Digital Equipment International BV (1)

     10.7 Software Development and License Agreement, dated July 8, 1996, between the Company and Visa International Service Association (1)

     10.8 * Employment Agreement, dated as of May 12, 1998 between the Company and David L. Hodge. (6)

     10.8b*  Amendment  to  Employment  Agreement,  dated as of January 22, 1999 between the Company and David L. Hodge. (7)

     10.9 * Employment Agreement, dated as of May 12, 1998, between the Company and Frank A. Pascuito. (6)

     10.9b* Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Frank A. Pascuito. (7)

     10.10* Employment Agreement, dated as of May 12, 1998, between the Company and Simon J. Theobald. (2)

     10.10b* Amendment to Employment Agreement, dated as of January 22, 1999, between the Company and Simon J. Theobald. (7)

     10.11*Extension Agreement, dated as of May 12, 1998 between the Company and Per Olof Ezelius. (6)

     10.12Purchase and Sale Agreement, dated as of December 17, 1996, between the Company and Trustco Bank, National Association. (1)

     10.13Form of  Consulting  and  Investment  Banking  Agreement  between  the
          Company and the Underwriter. (1)

     10.14Promissory  Note,  dated March 14,  1997,  between the Company and Key
          Bank of New York. (3)

     10.15*Consulting agreement, dated April 9, 1997, between the Company and Jerald Tishkoff. (6)

     10.16Plan and Merger Agreement, dated as of January 30, 1998, between the Company and NCI Holdings, Inc. (4)

     10.17Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

     10.18Amended and Restated Note, dated as of April 15, 1999, between the Company and Hudson River Bank and Trust Company. (7)

     10.19Note And Mortgage  Consolidation,  Modification,  Spreader,  Extension
          And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.20Note And Mortgage  Consolidation,  Modification,  Spreader,  Extension
          And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.21Mortgage And Security Agreement, dated as of April 15, 1999, between the Company, the Town of North Greenbush Industrial Development Agency and New York Business Development Corporation. (7)

     10.22Mortgage Note, dated as of April 15, 1999, between the Company and New York Business Development Corporation. (7)

     10.23Amended And Restated Mortgage Note, dated as of April 15, 1999, between the Company New York Business Development Corporation. (7)

     10.24General Security  Agreement,  dated as of April 15, 1999,  between the
          Company and Hudson River Bank and Trust Company. (7)

     21.1 Subsidiaries of the Company (1)

     23.1 Consent of Urbach Kahn & Werlin P.C.

     23.2 Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1) (9)

     *    Management  contract or  compensatory  plan or  arrangement.

     1 Denotes document filed as an exhibit to the Company's Registration Statement on Form SB-2 (File No. 333-11653) and incorporated herein by reference.

     2    Denotes document filed as an exhibit to the Company's Quarterly Report
          on  Form  10-  QSB  for  the  quarter   ended  January  31,  1997  and
          incorporated herein by reference.

     3 Denotes document filed as an exhibit to the Company's Current Report, dated March 14, 1997 and incorporated herein by reference.

     4 Denotes document filed as an exhibit to the Company's Current Report, dated January 30, 1998 and incorporated herein by reference.

     5 Denotes document filed as an exhibit to the Company's Proxy Statement, dated February 1, 1999 and incorporated herein by reference.

     6 Denotes document filed as an exhibit to the Company's Annual Report, dated April 30, 1998 and incorporated herein by reference.

     7 Denotes documents filed as an exhibit to the Company's annual report on Form 10-KSB, for the year ended April 30, 1999 and incorporated herein by reference.

     8 Denotes document filed as an exhibit to the Company's Proxy Statement, dated October 28, 1999 and incorporated herein by reference.

     9 Denotes document filed as an exhibit to the Company's Amendment 1 to Form S-3 dated January 13, 2000 and incorporated herein by reference.

--------------------------------------------------------------------------------














         IFS INTERNATIONAL HOLDINGS, INC.

                  1,583,716 Shares

                  common stock

                  -------------

                  PROSPECTUS

                  -------------




                  May 17, 2000

--------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.